EXHIBIT 99.1

NEWPARK RESOURCES ANNOUNCES NEW CHAIRMAN OF THE BOARD

THE WOODLANDS, Texas, June 14 — Newpark Resources, Inc. (NYSE: NR) today announced that Mr. Jerry W. Box, age 68, has been elected as non-executive Chairman of the Board of Directors, effective June 13, 2007.

Mr. Box, who has been a member of Newpark’s Board of Directors since 2003, has over 30 years of experience in the oil and gas exploration industry, having retired as President, Chief Operating Officer and director of Oryx Energy in 1999. Subsequently, he was a director of Magnum Hunter Resources, Inc., an independent exploration and development company listed on the New York Stock Exchange, and also served as Chairman of the Board of Magnum Hunter from October 2004 to June 2005. Mr. Box is currently a director of another NYSE-listed company, Cimarex Energy, an independent oil and gas exploration and production company, where he also serves on the Compensation and Governance Committee.

Paul Howes, Newpark’s President and Chief Executive Officer, stated, “We are delighted to have Jerry as our new Chairman, and we look forward to benefiting from his extensive experience in the energy industry as we continue to lead Newpark on its new course.”

Additionally, Newpark announced that all items voted upon at the 2007 Annual Meeting of Stockholders were approved, including the election of all director nominees, namely Jerry W. Box, Gary L. Warren, F. Walker Tucei, Jr., David C. Anderson, James W. McFarland, Paul L. Howes and G. Stephen Finley, along with the approval of an amendment and restatement of the 2004 Non-employees Directors’ Stock Option Plan and the ratification of the appointment of Ernst & Young LLP as independent auditors for 2007.

Newpark Resources, Inc. is a worldwide provider of drilling fluids, temporary worksites and access roads for oilfield and other commercial markets, and environmental waste treatment solutions. For more information, visit our website at http://www.newpark.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about Newpark’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2006, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the results of several class action and derivative lawsuits against Newpark and certain of our current and former directors and former officers; the results of the internal investigation into accounting matters by Newpark’s Audit Committee and the investigation of the matter by the Securities and Exchange Commission; changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which Newpark does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of Newpark products. Newpark’s filings with the Securities and Exchange Commission can be obtained at no charge at http://www.sec.gov, as well as through our website at http://www.newpark.com.

Contacts: James E. Braun, CFO

Newpark Resources, Inc.

281-362-6800

Ken Dennard, Managing Partner

Dennard Rupp Gray & Easterly, LLC

ksdennard@drg-e.com

713-529-6600